UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

GLOBE SPECIALTY METALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34420	20-2055624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 4125

New York, New York 10119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 798-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

    On March 30, 2011, Globe Specialty Metals, Inc. (the "Registrant") and certain of its domestic subsidiaries (the "Borrowers") entered into a Third Amended and Restated Credit Agreement (the "Credit Agreement") with the lenders party thereto and Societe Generale as administrative agent, issuing bank, swingline lender and collateral agent. The Credit Agreement provides for a $90 million three-year revolving credit facility (the "Facility"), which includes a provision for the issuance of standby letters of credit and a $10 million sublimit for swingline loans. At the Registrant's election, the Facility may be increased from time to time by an amount up to $10 million in the aggregate. Approximately $33 million currently outstanding under the previous credit agreement has been transferred into the new Facility.

    Interest on borrowings under the Credit Agreement is payable, at the Registrant's election, at either (a) a base rate (the higher of the U.S. federal funds rate plus 0.50% per annum and Societe Generale’s "prime rate") plus a margin of 1.50% per annum, or (b) the London Interbank Offered Rate plus a margin of 2.25% per annum. Certain commitment fees are also payable under the Credit Agreement.

    The Credit Agreement contains various covenants. They include, among others, a maximum total debt to capitalization ratio and a minimum fixed charge coverage ratio.

    The Facility is guaranteed by certain of the Registrant's subsidiaries. Borrowings under the Credit Agreement are collateralized by the Borrowers’ accounts receivable and inventory and the stock of its subsidiaries.

    The Credit Agreement is attached as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to such Exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    On March 30, 2011, the Registrant entered into a Credit Agreement as described in Item 1.01 of this Current Report on Form 8-K. Such description is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
10.1
Credit Agreement, dated as of March 30, 2011, among the Registrant, certain subsidiaries of the Registrant, Societe Generale as Administrative Agent, Issuing Bank, Swingline Lender and Collateral Agent, SG Americas Securities, LLC as Sole Arranger, and the other lenders party thereto.

Exhibit Number	Description

10.1
Credit Agreement, dated as of March 30, 2011, among the Registrant, certain subsidiaries of the Registrant, Societe Generale as Administrative Agent, Issuing Bank, Swingline Lender and Collateral Agent, SG Americas Securities, LLC as Sole Arranger, and the other lenders party thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.
Dated: April 5, 2011	By:	/s/ Stephen Lebowitz
		Name:	Stephen Lebowitz
		Title:	Chief Legal Officer